EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260853 on Form S-8 of our report dated March 24, 2022, relating to the financial statements of NerdWallet, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Jose, California
March 24, 2022